SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

HARLEYSVILLE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2008

TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 22, 2008, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1.	To elect two Class B Directors: Demetra M. Takes and LeeAnn B. Bergey each for a term of 4 years;

2.	To ratify the selection of Grant Thornton LLP as the corporation’s independent auditors for the fiscal year ended December 31, 2008; and

3.	To transact any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

     In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 5, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the corporation’s Annual Report for the fiscal year ended December 31, 2007, accompanies this Notice. Copies of the corporation’s Annual Report for the 2006 fiscal year may be obtained at no cost by contacting Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone (215) 256-8851.

     Your vote is important regardless of the number of shares that you own. Please sign, date and return the enclosed proxy card, or follow the instructions provided for voting via telephone or the internet. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

BY ORDER OF THE BOARD OF DIRECTORS,

Walter E. Daller, Jr.
Chairman of the Board

March 20, 2008
Harleysville, Pennsylvania

PROXY STATEMENT

Dated and to be mailed March 20, 2008

HARLEYSVILLE NATIONAL CORPORATION
483 MAIN STREET
HARLEYSVILLE, PENNSYLVANIA 19438-0195
(215) 256-8851

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2008

Questions and Answers

What am I voting on?

  To elect 2 Class B Directors:
  Demetra M. Takes
  LeeAnn B. Bergey

  To ratify the selection of Grant Thornton LLP as the corporation’s independent auditors for the fiscal year ending December 31, 2008

How does discretionary authority apply?

     If you sign your proxy card and do not make any selections, you give authority to Louis P. Spinelli, Executive Vice President, and Tracie A. Young, Senior Vice President and Chief Compliance Officer, to vote on the proposals and any other matters that may arise at the meeting.

Is my vote confidential?

     Yes. Only the inspector, Broadridge, and certain employees have access to your card. All comments remain confidential unless you ask that your name be disclosed.

Who is entitled to vote?

     Shareholders on the record date, which is the close of business on March 5, 2008.

How many votes do I have?

     Each share of common stock is entitled to one vote.

How do I vote?

     You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via telephone or through the Internet, as described under Voting Methods below.

     You have the right to vote and, if desired, to revoke your proxy at any time before the Annual Meeting:

  by giving written notice of revocation to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195;
  by executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or
  by voting in person after giving written notice to the Secretary of the corporation.

     Should you have any questions, please call Harleysville National Corporation, Shareholder Services, 800-423-3955, ext. 62305.

Voting Methods

Voting by Proxy. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors.

          ON YOUR PROXY CARD:

  Mark your selections
  Date and sign your name exactly as it appears on your card
  Mail to Broadridge, in the return envelope

Questions and Answers (continued)

Voting by Telephone or Internet. You may vote via the telephone or electronically through the Internet by following the instructions included with your proxy card.

Voting in Person. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). If you vote via telephone or the Internet and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

What is the total number of HNC shares outstanding?

     As of March 5, 2008, 31,353,724 shares of the corporation’s common stock were issued and outstanding. No shares of preferred stock are outstanding. The corporation is currently authorized to issue 75,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of series preferred stock, par value $1.00 per share.

What constitutes a quorum?

     A majority of the outstanding shares constitutes a quorum if present or represented by proxy at the Annual Meeting. If you vote by proxy card, you will be considered part of the quorum.

How does a shareholder communicate with the corporation's Board of Directors?

     The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. However, only written communications received by the corporation from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

When are the shareholder proposals due for the Year 2009 Annual Meeting?

     If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2009 Annual Meeting of shareholders, the proposal must be submitted in writing by Friday, November 21, 2008, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

How does a shareholder nominate a director of Harleysville National Corporation?

     Under our by-laws, nominations for director may be made only by the Board of Directors or the Nominating Committee of the Board of Directors, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice with information and materials required by the by-laws to our Corporate Secretary not less than 45 days prior to the first anniversary of the record date of the preceding year's Annual Meeting. For our Annual Meeting in the year 2009, we must receive this notice on or before January 20, 2009. You can obtain a copy of the full text of the by-law provision by writing to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Who is responsible for the solicitation expenses?

     Broadridge will assist in the distribution of proxy materials and solicitation of votes. The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse Broadridge, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation’s common stock.

Proxy Statement

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Harleysville National Corporation for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., prevailing time, on Tuesday, April 22, 2008, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 20, 2008.

Corporate Governance

     The corporation operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The corporation regularly monitors developments in the area of corporate governance. The Nominating and Corporate Governance Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

     During 2007, a majority of the members of the corporation's Board of Directors would be considered “independent directors” under the listing qualifications rules for companies such as Harleysville, whose shares are traded on The NASDAQ Global Select market; namely, Walter R. Bateman, II, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, Stephanie S. Mitchell, A. Ross Myers and James A. Wimmer. Ms. Bergey is a nominee for director at this year’s annual meeting and is independent within these standards.

     In determining the directors’ independence, the board of directors considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which the directors are associated.

     The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Bateman	Yes
Ms. Bergey	Yes	Contributions to non-profit organizations
Mr. Herr	Yes
Dr. Leamer	Yes
Ms. Mitchell	Yes
Mr. Myers	Yes
Mr. Wimmer	Yes

     In each case, the board determined that none of the transactions above impaired the independence of the director. For more information regarding related party transactions, please refer to the corporation’s disclosures on page 35.

Code of Ethics

     We have also adopted a Code of Ethics for directors, officers and employees of the corporation. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. The Code of Ethics is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Proposal No. 1

Election of Class B Directors

     Nominees for election this year are:

  Demetra M. Takes – director since 2005
  LeeAnn B. Bergey – director since 1999

     Each nominee has consented to serve a 4-year term and until their successors are qualified and elected.

     Directors are elected by a plurality of votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is two.

     The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4-year term. The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time. No person may be elected to serve as a director who is not of legal age. No person over 72 may serve as a director. The Board of Directors has fixed the number of Board members at 11, with 3 directors in Classes A, C and D, and 2 directors in Class B. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

     The Board of Directors recommends a vote FOR the election of these Class B Directors.

Principal Owners

     Management knows of no business group or person owning more than 5% of the corporation's total outstanding shares of common stock as of March 5, 2008.

Beneficial Ownership by Directors, Officers and Nominees

     The following table indicates the amount and percentage of the corporation’s total outstanding shares of common stock beneficially owned by each named executive officer, director and nominee for director and by all directors and officers of the corporation and its subsidiaries as a group, as of March 5, 2008.

		Right to Acquire
	Common Stock	within
	Beneficially	60 days of		Percent of
Name	Owned (1)	March 5, 2008 (2)	Total	Class
Directors
Walter R. Bateman, II (3)	3,711	19,729	23,440	*
LeeAnn B. Bergey (4)	15,098	40,047	55,145	*
Walter E. Daller, Jr. (5)	537,608	287,753	825,361	2.54%
Paul D. Geraghty (6)	10,000	-0-	10,000	*
Harold A. Herr (7)	39,648	52,613	92,261	*
Thomas C. Leamer (8)	143	13,651	13,794	*
Stephanie S. Mitchell (9)	100,733	13,651	114,384	*
A. Ross Myers (10)	54	-0-	54	*
Brent L. Peters (11)	101,638	-0-	101,638	*
Demetra M. Takes (12)	61,331	14,822	76,153	*
James A. Wimmer (13)	816,412	27,481	843,893	2.60%

Beneficial Ownership by Directors, Officers and Nominees (continued)

		Right to Acquire
	Common Stock	within
	Beneficially	60 days of		Percent of
Name	Owned (1)	March 5, 2008 (2)	Total	Class
Other Named Executive Officers
George S. Rapp (14)	366	2,352	2,718	*
Michael B. High (15)	7,237	18,841	26,078	*
Lewis C. Cyr	-0-	1,260	1,260	*
John W. Eisele (16)	13,500	-0-	13,500	*
All Directors and Executive Officers	1,713,341	502,254	2,215,595	6.88	% (17)
as a Group (16 persons)
____________________

*Less than one percent (1%) unless otherwise indicated.

(1)	Includes shares for which the named person:

has sole voting and investment power, has shared voting and investment power with a spouse.

(2)	Shares that may be acquired upon the exercise of vested stock options through May 4, 2008.

(3)	Class B Director whose term expires in 2008. Mr. Bateman will retire effective April 22, 2008. Ownership includes 546 shares held solely by Mr. Bateman’s spouse and are pledged as security.

(4)	Class B Director whose term expires in 2008 and nominee for Class B Director whose term will expire in 2012. 14,158 shares held solely by Ms. Bergey and 940 held jointly with her spouse.

(5)	Class D Director whose term expires in 2010. Ownership includes the following:

41,329 shares held solely by Mr. Daller’s spouse, and 73,583 vested stock options held by an Irrevocable Trust for the benefit of Mr. Daller's 3 children.

(6)	Class C Director whose term expires in 2009. Shares held solely by Mr. Geraghty.

(7)	Class A Director whose term expires in 2011. Shares held solely by Mr. Herr.

(8)	Class D Director whose term expires in 2010. Shares held solely by Dr. Leamer.

(9)	Class A Director whose term expires in 2011.

Ownership includes the following:

16,100 shares held by Ms. Mitchell’s spouse, 43,410 shares held by her company, and 3,180 shares held by a trust for which Ms. Mitchell acts as Co-Trustee.

(10)	Class D Director whose term expires in 2010. Shares held solely by Mr. Myers.

(11)	Class C Director whose term expires in 2009.

Ownership includes the following:

26,374 shares held jointly by Mr. Peters and his spouse; and 41,814 shares held solely by Mr. Peters’ spouse.

(12)	Class B Director whose term expires in 2008 and nominee for Class B Director whose term will expire in 2012. Ownership includes 5,342 shares held solely by parent living in Ms. Takes’ home.

(13)	Class C Director whose term expires in 2009. Ownership includes the following:

619,696 shares held solely by Mr. Wimmer’s spouse, and 15,887 shares held by a trust for which Mr. Wimmer acts as Co-Trustee.

(14)	Executive Vice President and Chief Financial Officer. Shares held solely by Mr. Rapp.

(15)	Executive Vice President and Chief Operating Officer. Shares held solely by Mr. High.

(16)	Executive Vice President and President of Millennium Wealth Management and Private Banking. Shares held solely by Mr. Eisele at the time of his termination on June 15, 2007.

(17)	The percent of class assumes the exercise of all outstanding options issued to independent directors, employee directors, and officers, and therefore, on a pro forma basis, 32,444,602 shares of common stock outstanding.

DIRECTORS

     Two directors will be elected at the Annual Meeting to serve as Class B Directors each to serve for a 4-year term expiring in the year 2012. Current Class B Director, Walter R. Bateman, II, is retiring from the board effective April 22, 2008. The Board of Directors has appointed Michael L. Browne as a Class C Director effective at the corporation’s Annual Reorganization Meeting on April 22, 2008.

		Principal Occupation	Director of
		for Past Five Years and	Corporation
Name	Age	Position Held with the Corporation	Since
Class A Directors to Serve Until 2011

Harold A. Herr	60	Partner – Albert S. Herr & Sons; Real Estate Development; Director of Harleysville and Harleysville National Bank	1987

Stephanie S. Mitchell	59	Secretary, Director – R. C. Smith Industries, Inc; Secretary/Treasurer, Director – Cole Candy & Tobacco Co., Inc.; Director of Harleysville and Harleysville National Bank; Member of HNB’s Western Regional Advisory Board	2002

Brent L. Peters	61	President, East Penn Bank Division of Harleysville National Bank; Executive Vice President, Harleysville and Harleysville National Bank; Former President & Chief Executive Officer of East Penn Financial Corporation; Chairman, HNB’s Regional Advisory Boards: Northern, and East Penn Bank Division	2007

Class B Directors to Serve Until 2008 (Nominees for Class B Director To Serve Until 2012)

Demetra M. Takes	57	President & Chief Executive Officer and Director of Harleysville National Bank; Director of Harleysville. Served as Interim President & Chief Executive Officer of Harleysville from 9/2006 to 7/2007. Member of HNB’s Regional Advisory Boards: Western, Northern, and East Penn Bank Division	2005

LeeAnn B. Bergey	54	Chief Executive Officer – BTG Holdings, LLC; Director of Harleysville and Harleysville National Bank	1999

Class C Directors to Serve Until 2009

Michael L. Browne	61	President, Chief Executive Officer and Director, Harleysville Mutual and Harleysville Group, Inc.; Former Chair, International Insurance Practice Group, Reed Smith, LLP. Current directorships: board of governors – Property Casualty Insurers Association of America; board of trustees – the American Institute for CPCU and the Insurance Information Institute of America; board of directors – the Insurance Information Institute, the Property Loss Research Bureau, the Insurance Federation of Pennsylvania, and the World Affairs Council of Philadelphia. Director of Harleysville and Harleysville National Bank effective April 22, 2008	2008

Paul D. Geraghty	54	President, Chief Executive Officer and Director of Harleysville; Director of Harleysville National Bank. Executive Vice President, National City Bank	2007

James A. Wimmer	67	Attorney-at-Law – Philip & Wimmer; Director of Harleysville and Harleysville National Bank; Member of HNB’s Northern Regional Advisory Board	2000

Class D Directors to Serve Until 2010

Walter E. Daller, Jr.	68	Chairman of Harleysville and Harleysville National Bank; Member of HNB’s Western Regional & Northern Regional Advisory Boards; Retired Chief Executive Officer of Harleysville and Harleysville National Bank; Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank from 1981 to 2004	1977

Thomas C. Leamer	66	Retired President – Delaware Valley College; Director of Harleysville and Harleysville National Bank	2003

A. Ross Myers	58	Chief Executive Officer, American Infrastructure; Director of Harleysville and Harleysville National Bank	2006

Meetings and Committees of the Board of Directors

Nominating/
	Attended 2007					Corporate
Board Member	Annual Meeting	Corporate Board	Audit	Compensation	Executive	Governance
W. R. Bateman, II (1)	✓	✓	✓
L. B. Bergey	✓	✓	✓		✓	✓
W. E. Daller, Jr.	✓	✓			✓
P. D. Geraghty (2)		✓
H. A. Herr	✓	✓		✓	✓	✓
T. C. Leamer		✓	✓			✓
S. S. Mitchell	✓	✓		✓	✓
A. R. Myers	✓	✓		✓
B. L. Peters (3)
D. M. Takes	✓	✓
J. A. Wimmer	✓	✓	✓		✓	✓
Meetings Held in 2007		8	12	5	3	7
____________________

(1)	Retirement effective April 22, 2008.

(2)	Appointment effective August 9, 2007.

(3)	Appointment effective November 19, 2007. Board attendance commenced in January, 2008.

•    Audit Committee:

The Audit Committee held 12 meetings during 2007. All members of the committee are non-executive, independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended) and possess the required level of financial literacy. Each is free from any relationship that would interfere with the exercise of his or her independent judgment.

During 2007, Walter R. Bateman, II was the committee's financial expert, as defined by SEC regulations, and chaired the committee. Other members of the committee include independent directors LeeAnn B. Bergey, Thomas C. Leamer and James A. Wimmer.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com. Grant Thornton LLP, the corporation's registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee. The policy is also available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

•    Compensation Committee:

The Compensation Committee administers executive compensation programs, policies and practices, and acts in an advisory role on employee compensation. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.) The members are Harold A. Herr, Chairman, Stephanie S. Mitchell and A. Ross Myers. The committee met 5 times during 2007. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

At least annually, the Compensation Committee conducts a comprehensive review of the corporation’s executive compensation program structure and the specific provisions for each of our highly compensated employees, including the Named Executive Officers. It also conducts a similar review of compensation provisions for positions on the Board of Directors.

The Compensation Committee relies upon an external consultant, Strategic Compensation Planning, Inc., for information about current industry practices and programming trends, and solicits performance information on executives from the Chief Executive Officer. (The committee seeks input from other Board members on the performance of the CEO.)

After reviewing the submissions of its consultant, the CEO and other Directors, the Compensation Committee independently formulates its recommendations on changes to the executive and director compensation program structures and/or the balance among the programs' elements. It also makes recommendations on adjustments to individual executive's compensation, including: salary increases, annual incentive awards, longer-term incentive awards--usually in the form of stock options or restricted stock, special benefit provisions, perquisites and employment arrangements. These recommendations are submitted to the full Board for approval.

During the course of a year, the Compensation Committee continues to consider possible changes to executive and director compensation practices based on changing industry trends and internal corporate circumstances and objectives. It may also review and approve special compensation awards and adjustments for incumbent executives and compensation arrangements for new executives joining the organization.

•    Executive Committee:

The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise. Members of the Executive Committee are Walter E. Daller, Jr., Chairman, LeeAnn B. Bergey, Harold A. Herr, Stephanie S. Mitchell and James A. Wimmer. The committee met 3 times during 2007.

•    Nominating and Corporate Governance Committee:

The principal duties of the committee are to provide continuing assistance to the Board of Directors regarding matters relating to governance, performance, and composition of the Board. To fulfill its responsibilities and duties, the committee identifies qualified individuals to become Board members, recommends nominees to the Board to fill vacant Board seats, develops and recommends corporate governance guidelines to the Board. The committee has no formal process for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.

The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter appears on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Members of the committee during 2007 included Thomas C. Leamer, Chairman, LeeAnn B. Bergey, Harold A. Herr and James A. Wimmer, each of whom is a non-employee director. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards.) The committee met 7 times during 2007.

     The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of Harleysville National Bank. During 2007, the corporation held 8 regular Board meetings, the annual meeting and the annual reorganization meeting. All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and of the committees of which they were members.

     The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. However, criteria for determining the percentage of all meetings attended by each director include their attendance at the annual meeting. With the exception of Dr. Leamer, all active members of the Board of Directors at the time, were present at the 2007 Annual Meeting of Shareholders.

Director Compensation

     In 2007, each director who was not an employee of the corporation earned or was paid certain fees, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to, or immediately following, a Board meeting. In 2007, Directors of Harleysville received $404,700, in the aggregate.

     This compensation included the following:

  $1,750 for each Board meeting attended,
  $1,750 for Annual Meeting attendance,
  $600 for each Board committee meeting attended, except for Audit Committee which receives $750, an annual retainer of $16,500, and
  an annual retainer of $3,000 to committee chairpersons, except for Audit Committee which receives $4,500.

     Directors Emeriti are generally not eligible to receive annual retainers, bonuses, stock option awards or sit on committees of the Board. They receive half of the prevailing board fee for each Board meeting attended.

     Directors who are also salaried officers of Harleysville or Harleysville subsidiaries do not receive any fees for Board or committee meetings.

The following table provides information about the compensation of directors during 2007.

Director Compensation Table
			Change in
			Pension Value and
	Fees Earned or	Option	Nonqualified Deferred	All Other
	Paid in Cash	Awards	Compensation Earnings	Compensation		Total
Name	($)	($)(1)(2)	($)(3)	($)		($)
Walter R. Bateman, II	$50,100	-0-	$12,621	--		$62,721
LeeAnn B. Bergey	$52,650	-0-	--	--		$52,650
Walter E. Daller, Jr.	$46,800	-0-	--	$508,843	(4)	$555,643
Harold A. Herr	$50,400	-0-	--	--		$50,400
Thomas C. Leamer	$52,200	-0-	--	--		$52,200
Stephanie S. Mitchell	$48,050 (5)	-0-	--	--		$48,050
A. Ross Myers	$38,600	-0-	--	--		$38,600
Brent L. Peters	-0-	-0-	--	$22,769	(6)	$22,769
James A. Wimmer	$55,700 (7)	-0-	--	$75,205	(8)	$130,905
____________________

(1)	No options were awarded to Harleysville non-employee directors during 2007.

(2)	The aggregate number of outstanding option awards held by each non-employee director at December 31, 2007, is as follows: Bateman – 19,729; Bergey – 40,047; Daller – 287,753; Herr – 52,613; Leamer – 13,651; Mitchell – 13,651; and Wimmer – 27,481. Mr. Bateman’s outstanding options will expire on April 22, 2009, 12 months following the effective date of his retirement. All outstanding options awarded to non-employee directors, with the exception of Mr. Daller, were annual grants between 1999 and 2006. All grants were made under substantially the same terms, with 100% vesting after 6 months from date of grant and expiration 10 years from date of grant. The grant prices were based on either of the following criteria: (i) the average of the high and low prices of the corporation’s common stock on the date of grant; (ii) the closing price of the corporation’s common stock on the date of grant; or (iii) the closing price of the corporation’s common stock on the last trading day immediately preceding the date of grant. With the exception of the January 3, 2006 grant, as awarded to all non-employee directors, Mr. Daller’s outstanding option grants were awarded pursuant to his employment with the corporation; all are fully vested and will expire 10 years from their respective dates of grant.

(3)	The sum of (i) the aggregate change in the actuarial present value of the director’s benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2006 to the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2007 and (ii) above-market or preferential earnings on non-tax-qualified deferred compensation.

(4)	Includes $107,000 consulting fees paid under terms of Mr. Daller’s consulting contract which became effective upon his retirement as President and CEO of Harleysville and $401,843 annual payout under Supplemental Executive Retirement Benefit Plan, pursuant to Mr. Daller’s previous employment.

(5)	Includes fees paid in connection with service on the corporation’s western regional advisory board.

(6)	Compensation paid to Mr. Peters in connection with his employment with Harleysville National Bank, East Penn Division, following the merger of Harleysville and East Penn Financial Corporation.

(7)	Includes fees paid in connection with service on the corporation’s northern regional advisory board.

(8)	Mr. Wimmer received payouts under 2 separate deferred compensation plans assumed by Harleysville pursuant to the merger and acquisition of Citizens Bank and Trust Company of Palmerton. During 2007, he received $31,326 payout under the Citizens Bank and Trust Company of Palmerton 1983 Deferred Compensation Plan and $43,879 payout under the Citizens Bank and Trust Company of Palmerton 1987 Deferred Compensation Plan.

1998 Independent Directors Stock Option Plan, as amended

     The corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors. The Plan provides that retiring directors who are appointed to emeritus status may, during their lifetime, have the full term of each respective option to exercise any options that are outstanding as of the date of their retirement.

     During 2007, there were no shares granted under the plan; 5,765 options were exercised; and, as of December 31, 2007, a total of 47,098 shares remained available for grant under the plan.

East Penn Financial Corporation 1999 Independent Directors Stock Option Plan Converted to Harleysville Stock Options

     In connection with the acquisition of East Penn Financial Corporation in 2007, Harleysville assumed all obligations under the East Penn Financial 1999 Independent Directors Stock Option Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. At the effective time of the merger, 28,000 East Penn Independent Directors stock options were converted into 23,548 options to purchase the corporation’s common stock according to proration parameters outlined in the merger agreement. As of December 31, 2007, 23,548 options remained outstanding and exercisable under the plan. No further stock options may be granted under the plan.

Deferred Compensation Plans for the Directors of Harleysville National Corporation

     The corporation maintains deferred compensation plans for its directors; the 1985 Plan and the 1989 Plan. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a 10-year period. Should the director die before age 70 or before receiving all of the benefits, the remaining benefit would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater. This plan is an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not deemed vested in the plan, according to the terms of the plan. Currently, Mssrs. Bateman and Daller participate in the plans.

     Additionally, Mr. Wimmer, as a former director of the former Citizens Bank and Trust Company of Palmerton, PA, acquired by Harleysville on April 28, 2000, continues to accrue benefits and receive payouts under 2 separate deferred compensation plans in effect at that time, and as agreed under terms of the Agreement and Plan of Reorganization.

Walter E. Daller, Jr. - Supplemental Executive Retirement Plan

     Harleysville Management Services maintains a Supplemental Executive Retirement Plan for Walter E. Daller, Jr., Chairman of the Board of Directors of the corporation and the bank. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 70% of his final five year average compensation, reduced by the employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years.

Walter E. Daller, Jr. - Consulting Agreement

     Mr. Daller’s employment agreement ended at the time that he retired from active management as Chief Executive Officer of the corporation on March 31, 2005. Mr. Daller, Chairman of the Board of Directors of the corporation and the bank, entered into a Consulting Agreement and General Release with the corporation and the bank effective April 1, 2005. Pursuant to the Consulting Agreement and under the terms of the Daller Employment Agreement, the corporation paid Mr. Daller a lump sum equal to 1.5 times his “Agreed Compensation,” as defined in the Daller Employment Agreement, on the date of his retirement.

     Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the corporation and the bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the corporation and the bank; (2) Mr. Daller will continue to serve as Chairman of the Board of Directors of the corporation and the bank; (3) from April 1, 2005, through March 31, 2008, Mr. Daller will provide consulting advice to the corporation and bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of 5 years after the date of retirement; and (7) Mr. Daller will receive dues and other expenses for membership at a country club. Upon retirement, he received an automobile, and continues to receive office space and reimbursement of certain business expenses. The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the corporation.

Brent L. Peters – Employment Agreement

     In 2007 the corporation and Harleysville National Bank entered into an employment agreement with Brent L. Peters, President of the East Penn Bank Division of Harleysville National Bank (“the Peters Employment Agreement”).

     The Peters Employment Agreement is for a term of 3 years, renewing automatically on the third anniversary of the Agreement and extended for an additional one-year. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans, employee benefit plans, and receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. If the executive is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, he may receive up to 2.0 times his agreed compensation (annual base salary) and may continue participation in employee benefit plans. The Peters Employment Agreement also contains a non-competition provision and a confidentiality provision.

EXECUTIVE OFFICERS

     The following table provides information, as of March 5, 2008, about the corporation's executive officers.

		Years	Principal Occupation for the Past Five Years and Position
Name	Age	in Position	Held with Harleysville and Subsidiaries
Jo Ann M. Bynon	56	2005 – present	Senior Vice President, Harleysville and
Harleysville National Bank
		2001 – 2004	Vice President, Harleysville and Harleysville National Bank
		1995 – present	Corporate Secretary, Harleysville and
Harleysville National Bank

Lewis C. Cyr	38	2006 – present	Executive Vice President and Chief Lending Officer,
Harleysville and Harleysville National Bank
		2004 – 2006	Senior Vice President, Commercial Banking Director,
Wachovia Bank
		2003 – 2004	Senior Vice President, Corporate Finance Group Manager,
Wachovia Bank
		1999 – 2003	Director, Healthcare Finance Group, Wachovia Securities

Paul D. Geraghty	54	2007 – present	President and Chief Executive Officer and Director, Harleysville
		1999 – 2006	Executive Vice President, National City Corporation

Michael B. High	59	2005 – present	Executive Vice President and Chief Operating Officer,
Harleysville and Harleysville National Bank
		2004 – 2005	Executive Vice President, Treasurer and Chief Financial Officer,
Harleysville and Harleysville National Bank
		1998 – 2004	Chief Operating Officer & Chief Financial Officer, Progress
Financial Corporation

James F. McGowan, Jr.	61	2004 – present	Executive Vice President and Chief Credit Officer, Harleysville
and Harleysville National Bank
		2003 – 2004	Senior Vice President and Senior Credit Officer,
Sovereign Bank
		1999 – 2003	Senior Vice President and Senior Credit Officer,
Summit Bank/Fleet

Brent L. Peters	61	2007 – present	President, East Penn Bank Division of
Harleysville National Bank
Executive Vice President and Director, Harleysville and
Harleysville National Bank
		2003 – 2007	President and Chief Executive Officer,
East Penn Financial Corporation
		1991 – 2007	President and Chief Executive Officer,
East Penn Bank

George S. Rapp	55	2006 – present	Executive Vice President and Chief Financial Officer,
Harleysville and Harleysville National Bank
		2005 – 2006	Senior Vice President, Chief Financial Officer and Treasurer,
Harleysville and Harleysville National Bank
		2004 – 2005	Executive Vice President, Chief Financial Officer,
Astea International
		2002 – 2004	Senior Vice President, Chief Financial Officer,
Advanta Bank Corp

Demetra M. Takes	57	2000 – present	President and Chief Executive Officer,
Harleysville National Bank
		9/26/06 – 7/23/07	Interim President and Chief Executive Officer, Harleysville
		2005 – present	Executive Vice President and Director, Harleysville and
Harleysville National Bank

1993 Stock Incentive Plan

     The corporation maintains the 1993 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No stock options remain available for grant under the 1993 Stock Incentive Plan. No options were exercised under this plan, during 2007. There are 21,081 options outstanding under the plan. No further stock options may be granted under the plan.

1998 Stock Incentive Plan

     The corporation maintains the 1998 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. During 2007, no stock options were granted, a total of 64,103 stock options were exercised and 18,523 stock options were cancelled and added back to the plan for future grants. 99,297 shares remain available for grant under this plan.

2004 Omnibus Stock Incentive Plan, as amended

     The corporation maintains the 2004 Omnibus Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees and/or directors of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate.

     During 2007, 25,000 options were granted under the 2004 Omnibus Stock Incentive Plan. A total of 1,119,725 stock options remain available for grant under this plan.

Millennium Bank Stock Compensation Program Converted to Harleysville Stock Options

     In connection with the acquisition of Millennium Bank in 2004, Harleysville assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. 328,327 stock options were assumed on the effective date of the merger. Since the effective date, 291,404 stock options have been exercised and 36,209 were cancelled. A total of 714 stock options remain outstanding and exercisable under the program. No further stock options may be granted under the program.

East Penn Financial Corporation 1999 Stock Incentive Plan Converted to Harleysville Stock Options

     In connection with the acquisition of East Penn Financial Corporation in 2007, Harleysville assumed all obligations under the East Penn Financial 1999 Stock Incentive Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. On the effective date of the merger, 2,300 East Penn stock options were converted into 1,932 options to acquire the corporation’s common stock according to proration parameters outlined in the merger agreement. 1,932 options remain outstanding and exercisable under the plan. No further stock options may be granted under the plan.

Harleysville National Corporation Stock Bonus Plan

     The corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

  a strong interest in the successful operation of the business;
  loyalty to the corporation and banking subsidiaries; and
  visible evidence of increased efficiency.

     The Stock Bonus Plan is administered by the Compensation Committee of the corporation. The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

     The corporation awarded 219 shares on April 1, 2007, to certain employees for exemplary service throughout 2006. As of December 31, 2007, a total of 22,824 shares remain available for awards under the plan.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Program Objectives

     Our compensation program balances the need for competitive pay opportunities at the executive level with shareholders’ expectations for reasonable return on their investment. The Compensation Committee believes that the compensation program for executives should directly support the achievement of strategic goals of the business and, thereby, align the interests of executives with the interests of the corporation’s shareholders. The current program is intended to provide sufficient levels of fixed income, in the forms of base salary and benefits, to attract high caliber executive talent to the organization. It also is intended to provide competitive incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

Program Management

     The Compensation Committee has primary responsibility for the design and administration of the executive compensation program. It reviews the program throughout the year in light of changing organizational needs and operating conditions and changing trends in industry practice.

     The Committee currently consists of three (3) directors, all of whom qualify as independent members of the Board: Harold A. Herr, Chairperson of the Committee, Stephanie S. Mitchell and A. Ross Myers.

Role of Executive Management in the Pay Decision Process

     The Compensation Committee will regularly seek information about the performance levels of executives from the Chief Executive Officer and other officers. The Compensation Committee will also seek recommendations regarding performance targets and bonus awards for other executives from the Chief Executive Officer. The Compensation Committee weighs the information provided carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and formulates recommendations independently. The performance of the Chief Executive Officer is reviewed and appraised by the Compensation Committee in the Chief Executive Officer’s absence.

Role of Compensation Consultant

     In evaluating program effectiveness, the Compensation Committee chose and engaged the services of an outside consultant, Strategic Compensation Planning, Inc. The Compensation Committee assigned the consultant the task of reviewing survey reports on the compensation practice within the corporation’s industry group, focusing on pay levels and practices among a selected group of community banking and diversified financial services institutions based in the Mid-Atlantic Region and Northeast Region and having between $1.9 billion and $6.3 billion of assets and which are identified below in Benchmarking: The Basis for Defining Competitive Compensation Levels and Practices.

     The consultant’s analysis and assessment relied heavily upon compensation program and practice information obtained from the target organizations’ proxy statements. The review covered all aspects of executive compensation programming: base salary levels, annual, intermediate and long-term incentive practices, as well as use of special benefits and perquisites and employment arrangements of the selected peer group and the corporation.

     Generally, the consultant found that the corporation’s executive compensation program structure was sound and consistent with the practices of the selected peer group studied. Salary levels among the corporation’s executives were in the competitive range but lagging slightly against industry practice trends. Incentive award opportunities were also competitive when measured against the selected peer group but lagging in award opportunities among the best performing institutions in the selected peer group.

Benchmarking: The Basis for Defining Competitive Compensation Levels and Practices

     For the 2008 program planning review, the outside consultant reviewed executive compensation information from the following institutions in Delaware, Maryland, New Jersey, New York, Ohio and Pennsylvania:

Community Banks, Inc.	National Penn Bancshares	Provident Financial Services
F.N.B. Corporation	Park National Corp	Sandy Spring Bancorp
Investors Bancorp, Inc.	Partners Trust Financial	Sun Bancorp, Inc.
NBT Bancorp	Provident Bankshares Corp	Univest Corp of PA

     The results of the consultant’s review were submitted to the Compensation Committee for its consideration in assessing the corporation’s program structure and practices.

Program Review and Pay Decision Process

     Starting in the early Fall of a calendar year and usually continuing through January of the following year, the Compensation Committee (1) receives information on current executive compensation levels from the outside consultant (as identified above) and (2) conducts a comprehensive review of the corporation’s program structure and provisions. During this process, the Compensation Committee determines (1) if the content and structure of the corporation’s program is still competitive, (2) if the current provisions remain consistent with the corporation’s overall pay philosophy, and (3) if the program continues to support achievement of business objectives. Using this information, the Compensation Committee will examine the current compensation and benefit levels of the named executive officers in light of their continuing or changing roles in the business, the assessments of their individual performances, and industry practice trends.

     The Compensation Committee does not currently use a comprehensive “tally sheet” in assessing an individual executive’s total compensation and considering increases and/or performance awards for individual executives. It does have available, however, needed information on the named executive officers’ current pay levels and award opportunities as well as information regarding current benefit provisions, severance commitments and contractual arrangements. It does examine current compensation levels and recent performance and incentive awards earned when considering further salary adjustments and incentive awards, including equity grants. At the conclusion of this process the Compensation Committee establishes individual and executive compensation proposals and recommendations for the Board of Directors.

     The recommendations are presented to the full Board of Directors for consideration, usually in January of the new calendar year. As incentive awards for the year ending are calculated, the Compensation Committee works with the Chief Executive Officer to construct executive performance plans for the next calendar year (the new fiscal year) using the previous year’s incentive goals as the basis for the following year’s incentive goals adjusted accordingly.

     The Compensation Committee is called upon to consider pay related decisions throughout the calendar year as executives are reassigned or promoted and new executives join the organization. In these instances, the Compensation Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Program Components

There are six (6) elements in the current executive compensation program:

Base Salary

     Base salary opportunities are set at the median level of industry practice for comparable jobs in similar community banking and financial service organizations. The Committee uses the median benchmarks for comparable positions from the selected peer group, referenced under Benchmarking above, as the primary factor in determining salary for individual and executive compensation. We believe the median represents the competitive baseline that must be paid in order to attract competent executives. Within the defined competitive range identified as plus or minus twenty percent of the median range identified through Benchmarking, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles.

     Ongoing salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices and are determined based upon the Compensation Committee’s experience and business judgment. The Compensation Committee recognizes that salary levels among incumbent executives, all of whom have extensive experience in the banking industry, tend to be in the low to middle part of the salary ranges established for their positions through Benchmarking. This practice is consistent with the corporation’s long-held approach of providing more emphasis on performance-based variable pay in the overall compensation “mix”. While it recognizes the need to be competitive in all aspects of executive compensation, the Compensation Committee strives to maintain a more leveraged approach in structuring compensation programs for executives: adequate fixed compensation and better than typical performance-based variable pay opportunities.

Discretionary Bonus

     The Compensation Committee retains the authority to recommend to the Board of Directors that named executive officers, executives, or all employees receive a discretionary bonus. The Compensation Committee bases its recommendation upon employee performance in general as well as their individual business judgment.

Benefits

     Executives participate in the corporation’s qualified health & welfare and pension (including pension plan and 401(k)) benefits program on the same terms and conditions as all other employees of the corporation. Health & welfare benefit programs and pension benefit programs are expected by all employees and are the minimum of which must be offered to attract most employees. Because benefit plans are standard throughout most industries, the costs of providing such plans are not taken into consideration in determining the other components of executive compensation.

Annual Performance Incentives

     The annual performance incentive award plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. We believe that by providing this incentive, we are creating long-term shareholder value.

     For the year 2007, the Compensation Committee approved the following target bonuses for the named executive officers:

Named Executive Officer	Target Bonus
Percent of Base Salary
Paul D. Geraghty	60
Demetra M. Takes	50
Michael B. High	45
George S. Rapp	40
Lewis C. Cyr	50

     For 2007, each executive’s annual incentive opportunity was based on attainment of a corporate performance objective, growth in core earning. For 2007, the threshold percentage was 7% with the target being 10%. As the corporation did not meet these objectives, no bonus was paid under this portion of the annual performance incentive award plan.

     The remainder of the executives’ annual incentive opportunities was based on achievement of selected goals in their respective areas of responsibility. Annual work goals, performance standards and other related conditions for earning incentive awards are approved by the Board of Directors. If an executive did not meet the target, the incentive was not paid.

     A review of annual incentive award opportunities by the compensation consultant and the Compensation Committee, however, revealed an inconsistency with the corporation’s strategic objective of returning to the top tier of high performing community banks listed under Benchmarking. The Compensation Committee determined that the current schedule of incentive award opportunities, coupled with a conservative salary practice, will not provide executives with commensurate total annual cash compensation when they deliver top tier results for shareholders. The Compensation Committee is reviewing the 2008 incentive award schedule and will likely recommend modifications to this aspect of the program during the first quarter of 2008. The Committee believes that the reward opportunity for executives should match the performance expectations of the corporation. Top performance warrants top level rewards.

Equity Grant Plans

     Currently, the corporation has a 1993 Stock Incentive Plan, 1998 Stock Incentive Plan, a 2004 Omnibus Stock Incentive Plan and a Stock Bonus Plan. For more information on the specific details of each Equity Incentive Plan, see Equity Compensation Plan Information.

     The Compensation Committee recommends to the Board and the Board authorizes the awarding of stock options and/or restricted stock to executives and certain employees. The equity grant plans are established to focus the executive’s efforts on the strategic directions and goals of the business and to reward them for their successes in these areas. These awards are designed to provide incentives for long-term positive performance by the executives and to align their financial interests with those of our stockholders by providing the opportunity to participate in any appreciation in the stock price of our common stock which may occur after the date of grant of stock options.

     There is a service time vesting schedule associated with all options which encourages the executive to remain with the corporation. The options, if not exercised, are forfeited upon being terminated for cause; therefore, we do not reward an executive whose conduct has risen to the level of being terminated for cause.

     Where restricted stock is granted to executives, the corporation typically will use performance based vesting requirements, i.e. the corporation or the individual must achieve certain results in order for the grant to vest, which requirements have not yet been determined. Failure to achieve stated vested requirements within expected time frames will result in loss (forfeiture) of the grant. No restricted stock was awarded in 2007.

     Continuing studies of longer-term incentive award practices provided to the Compensation Committee by the compensation consultant suggest that the corporation should shift its award practice from use of time vested stock options to performance-based restricted stock grants. The Compensation Committee believes that the use of restricted stock will be perceived positively by executives and will allow them to achieve tangible recognition for achievements within their direct control. After beginning its review in 2007, the Compensation Committee is initiating a three year performance plan, which is associated with the 2004 Omnibus Plan, for a number of executives, including the Named Executive Officers, in early 2008. The plan provides an opportunity for participants to earn corporation stock, but only if the executives are successful in growing the corporation’s core earnings and producing a Return on Equity in line with Board expectations. The combination of the increase in the size of annual incentive opportunities and a performance-based restricted stock plan will maintain a healthy, results based total rewards program for executives.

     The timing of grants is not tied to the release of negative or positive material information about the corporation. Past recommendations are not made on a set or regular schedule, and the corporation does not have a policy of making awards on a set or regular schedule or at specific times a year. The corporation has not established a policy regarding executive ownership of corporation stock and/or retention guidelines applicable to equity awards to executives.

Nonqualified Benefits and Perquisites

     Some Named Executive Officers participate in a nonqualified retirement income benefit plan that supplements benefits from the corporation’s qualified pension and 401(k) plans for all employees. The supplemental plan is designed to make-up benefits lost under the qualified plans because of the Federal restrictions on pension plans and is used to encourage longevity with executives. In some instances, the benefit is vested over service time, but for most executives today, the benefit is contingent on active employment with the corporation at the time of retirement.

     Named Executive Officers are provided with a car allowance and Mr. Geraghty and Ms. Takes are provided company vehicles. Provision of a company vehicle and for car allowance is standard in the financial services industry as the Named Executive Officers frequently meet clients and business associates offsite.

Employment Contracts and Change of Control Agreements

     In line with current banking industry norms and as most top banking executives require an employment contract as a condition of employment; our top executives are employed under formal contracts which define their roles in the business and the terms and conditions under which they are compensated during and after employment with the corporation. The Compensation Committee only awards contracts when it determines that it is desirable for the corporation to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition and in light of past practices of the corporation with respect to similarly situated employees.

     The contracts are designed to compensate the executive if the executive is terminated without cause, is terminated after a change of control, or terminates employment for good reason. The contracts give the executive the security of knowing that if he or she is terminated in one of those scenarios that the executive will receive some form of compensation during the transition phase from working for the corporation to finding another position. In addition, the contracts contain a noncompetition provision, whereby the executive is not allowed to compete with the corporation or solicit customers of the corporation for a specific period of time. Frequently, the time period in which the executive receives compensation is the same time period that the noncompetition provision is in effect.

     The contracts contain change of control provisions whereby the executive is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

     Tax Gross-up Provision. None of the named executive officers have a tax gross-up provision in their respective employment contracts. In the event that severance payments exceed the deduction limits under IRS Code Section 4999, the company may reduce the payments to the executive by an amount necessary to avoid the excise tax.

Difference in Compensation among the Named Executive Officers

     The named executive officers receive base salaries commensurate with their positions and responsibilities and with the executive’s past performance.

     Generally, the employment contracts entered into between the corporation and the top executives are similar in form to each other in an effort to be consistent and fair among the top executives with the differences among the amount of compensation being attributed to the differences among the responsibilities of the positions or negotiations between the parties at the time of hire.

     However, the employment contract entered into between the corporation and the Chief Executive Officer of the corporation is somewhat different from the others to reflect his past experience and to incorporate specific incentives offered to him through his contract negotiations. The Chief Executive Officer received stock options upon the signing of his agreement which will vest upon the stock price of the corporation reaching a particular price over a period of thirty (30) consecutive days. This benefit awarded to the Chief Executive Officer will encourage him to perform in such a manner that will benefit the shareholders as his interests are now aligned with theirs.

     Furthermore, the structure of Chief Executive Officer’s payments upon a change of control differ from the other named executive officers in that the payment is structured to give the Chief Executive Officer two times his base salary if the change of control occurs prior to the second anniversary of his agreement and two times his base salary plus highest bonus if the change of control occurs after the second anniversary of his agreement. The Chief Executive Officer is in the position to most directly influence whether or not a change of control occurs. Therefore, it was incumbent upon the Compensation Committee to structure the arrangement such that the Chief Executive Officer’s fears of being terminated upon a change of control were balanced with the Compensation Committee’s desire not to give him an incentive to effectuate a change of control if it was not in the best interests of the corporation.

     The differences in the SERP payments available to the named executive officers upon retirement age vary depending upon the executive’s monthly compensation and other negotiated terms between the parties.

     While most of the differences in the employment agreements are a result of the time of hire or promotion, the Compensation Committee is concerned that some may detract from the corporation’s goal of providing internally equitable compensation for all of its executives. It continues to review the employment agreements and will strive for greater consistency as current contracts reach their renewal dates and contracts are initiated with new hires.

Recent Actions: First Quarter 2008

     Base salaries were not increased in the first quarter of 2008 as is typically done, but may be reviewed later in 2008 by the Compensation Committee based on the organization’s progress toward 2008 performance goals.

Status of the Program and Likely Practices Going Forward

     The structure of the corporation’s executive compensation program is expected to remain the same during 2008. There are, however, several changes and enhancements that are expected to take place during the year:

1.	Rollout of the Intermediate-term Incentive Plan. In lieu of stock options grants, the corporation intends to initiate a performance-based restricted stock plan, which would be part of the 2004 Omnibus Stock Incentive Plan, for selected key contributors, including the Named Executive Officers. Under this plan, each participant has an opportunity to earn shares of the corporation stock based on the corporation’s attainment of ROE and Core Earnings Growth goals, which have yet to be determined, over the three year period, 2008-2010. Should the corporation fail to achieve at least threshold level performance, the entire grant will be forfeited. If the corporation exceeds the target goals, the named executive officer will earn additional shares of the corporation stock. Participants will be required to hold at least 50% of the stock earned under this plan for a period of three (3) years.

2.	Increase in Annual Incentive Award Opportunities. The corporation strives for performance comparable to the best performing institutions in the Mid-Atlantic Region, which it has identified under Benchmarking, but its annual incentive award plan was only designed to provide median level rewards for executives. In 2008, the Compensation Committee has agreed to review the annual incentive award schedule for executives and revise it, as appropriate, to provide rewards consistent with “best in class” performance, which it determines by looking at the performance of executives at the best performing institutions in the Mid-Atlantic Region and Northeast Regions and the compensation afforded to their executives.

3.	Stock Ownership Guidelines. The Compensation Committee will consider adopting stock ownership guidelines for named executives and other key contributors to the business. Although not adopted, the Compensation Committee is currently considering requiring all employees in the positions of executive vice presidents and above to hold at least one year’s salary in corporation stock.

     The Compensation Committee will continue to monitor practice changes and trends in the financial services and community banking industries throughout the year and will conduct a comprehensive assessment of the corporation again in the Fall, 2008.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee
Harold A. Herr, Chairman
Stephanie S. Mitchell
A. Ross Myers

Compensation Committee Interlocks and Insider Participation

     During 2007, no current or former officer or employee of the corporation or of any of its banking subsidiaries served on the Compensation Committee. In addition, none of the members of the committee had any relationship with the corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K relating to insider transactions and indebtedness of management.

Executive Compensation

     The following table shows compensation to the current Chief Executive Officer, the prior Chief Executive Officer, the Chief Financial Officer, the other three most highly compensated executive officers who were serving as executive officers at the end of 2007 and whose total annual compensation exceeded $100,000 in 2007, and one additional individual, John W. Eisele, who would have been among the three other highest paid executive officers had he been serving as an executive officer at December 31, 2007. These were our “named executive officers” for 2007.

Summary Compensation Table
					Change in
					Pension Value
					and Non-
					qualified
				Option/	Deferred	All
				SAR	Compensation	Other	Total
		Salary	Bonus (1)	Awards	Earnings	Compensation (8)	Compensation
Name & Principal Position	Year	$	$	$	$	$	$
Paul D. Geraghty	2007	$154,327	$0	$21,212 (2)	$0	$670	$176,209
President & CEO
Demetra M. Takes	2007	$377,460	$0	$33,591 (3)	$170,232	$5,516	$586,799
Interim President & CEO, &	2006	$295,200	$80,728	$33,404 (3)	$124,986	$8,485	$542,803
President & CEO
Harleysville National Bank
George S. Rapp	2007	$187,250	$0	$6,437 (4)	$24,549	$10,703	$228,939
Executive Vice President &	2006	$171,192	$40,444	$7,719 (4)	$17,289	$9,017	$245,661
CFO
Michael B. High	2007	$296,100	$0	$39,426 (5)	$133,122	$10,478	$479,126
Executive Vice President &	2006	$282,000	$71,381	$39,132 (5)	$112,495	$14,608	$519,616
COO
Lewis C. Cyr	2007	$185,400	$0	$7,073 (6)	$0	$6,383	$198,856
Executive Vice President &
CLO
John W. Eisele	2007	$141,006	$0	-0-	$0 (7)	$208,712	$349,718
Former Executive Vice	2006	$241,771	$73,528	-0-	$42,117	$11,722	$369,138
President
Former President, Millennium
Wealth Management &
Private Banking
____________________

(1)	No bonuses were paid for services performed in 2007. Cash bonus earned in 2006; paid in first quarter 2007.

(2)	Represents the value of equity compensation awarded to Mr. Geraghty in 2007. 25,000 options granted 7/23/2007, special vesting as follows: within 5 years from date of grant, 12,500 options will vest when the corporation’s stock price equals or exceeds $20/share for 30 consecutive trading days; and 12,500 will vest when the corporation’s stock price equals or exceeds $22.50/share for 30 consecutive days. FAS 123(R) value = $3.08. Refer to 2007 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(3)	Represents the value of equity compensation awarded to Ms. Takes prior to 2007, with service periods extending into 2007, and recognized for financial reporting purposes in each respective year: 6,945 options granted 12/30/2003, 5-year vesting, FAS 123(R) value = $7.4941; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 10,762 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2007 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(4)	Represents the value of equity compensation awarded to Mr. Rapp prior to 2007, with service periods extending into 2007, and recognized for financial reporting purposes in each respective year: 2,205 options granted 5/18/2005, 5-year vesting, FAS 123(R) value = $5.2451; and, 3,675 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2007 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(5)	Represents the value of equity compensation awarded to Mr. High prior to 2007, with service periods extending into 2007, and recognized for financial reporting purposes in each respective year: 11,576 options granted 2/23/2004, 5-year vesting, FAS 123(R) value = $6.6316; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 11,550 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2007 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(6)	Represents the value of equity compensation awarded to Mr. Cyr prior to 2007, with service periods extending into 2007, and recognized for financial reporting purposes in each respective year; 6,300 options granted 7/10/2006, 5-year vesting, FAS 123(R) value = $5.6268. Refer to 2007 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(7)	The value of Mr. Eisele’s pension is included in the contract payout shown in footnote #8.

(8)	All Other Compensation

				Harleysville’s	Exec-u-care
Name	Year	Car	Country Club	401(k)	Health	Contract
		Allowance (a)	Membership	Plan Contribution	Benefit Plan(b)	Payouts (c)
		($)	($)	($)	($)	($)
P. Geraghty	2007	$ 670	$0(d)	--	--	--
D. Takes	2007	n/a	--	$5,516	--	--
	2006	n/a	--	$6,600	$1,885	--
G. Rapp	2007	$5,086	--	$5,617	--	--
	2006	$3,881	--	$5,136	--	--
M. High	2007	$4,937	--	$5,541	--	--
	2006	$3,469	$4,539	$6,600	--	--
L. Cyr	2007	$2,105	--	$4,278	--	--
J. Eisele	2007	$2,581	--	$5,632	$12,203(e)	$188,296
	2006	$5,122	--	$6,600	--	--
____________________

(a)	Taxable benefit calculation of personal use of company provided vehicle or car allowance, applicable.

(b)	The Exec-u-care Health Benefit Plan was discontinued in 2007.

(c)	Mr. Eisele’s payment on termination of employment pursuant to the terms of either employment and/or severance agreements include, salary -$127,076, and pension payout - $61,220.

(d)	While Mr. Geraghty is entitled to country club membership, under terms of his employment agreement, he chooses not to accept the provision at this time.

(e)	The value of benefits paid to or on behalf of Mr. Eisele includes the value of insurance and a medical plan payment paid directly to COBRA.

Grants of Plan-Based Awards

The table below shows equity-based awards granted to named executive officers during the fiscal year ended December 31, 2007 or during 2008 prior to the date of this Proxy Statement.

Grants of Plan-Based Awards Table
		All other	Exercise or	Grant date
		option awards:	base price	fair value
	Grant	number of	of	of stock
Name	date	securities	option	and option
		Underlying	awards	awards
		options	($/Sh)
(#)
P. Geraghty	7/23/2007	25,000 (1)	$14.49	$77,000
D. Takes	--	--	--	--
G. Rapp	--	--	--	--
M. High	--	--	--	--
L. Cyr	--	--	--	--
J. Eisele	--	--	--	--
____________________

(1)	Mr. Geraghty’s options are subject to special vesting parameters based on the market price of Harleysville common stock, as follows: within 5 years from date of grant, 12,500 options will vest when the corporation’s stock price equals or exceeds $20/share for 30 consecutive trading days; and 12,500 will vest when the corporation’s stock price equals or exceeds $22.50/share for 30 consecutive days.

Option Exercises and Stock Vested

     No options were exercised by named executive officers during 2007. No restricted stock, stock appreciation rights or other equity-based awards have been granted to any named executive officers.

Outstanding Equity Awards

     The following table shows information about outstanding equity awards held by named executive officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
			Number of Securities
	Number of Securities		Underlying Unexercised	Option
	Underlying Unexercised Options		Options	Exercise	Option
	(#)		(#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
Paul D. Geraghty	-0-	(1)	25,000	$14.49	07/23/2017
Demetra M. Takes	5,556	(2)	1,389	$27.37	12/30/2013
	4,961	(3)	3,308	$24.54	12/30/2014
	4,305	(4)	6,457	$20.10	12/08/2015
George S. Rapp	882	(5)	1,323	$19.54	05/18/2015
	1,470	(4)	2,205	$20.10	12/08/2015
Michael B. High	6,945	(6)	4,631	$24.22	02/23/2014
	4,961	(3)	3,308	$24.54	12/30/2014
	4,620	(4)	6,930	$20.10	12/08/2015
Lewis C. Cyr	1,260	(7)	5,040	$19.43	07/10/2016
John W. Eisele	-0-		-0-	-0-	--
____________________

(1)	Incentive stock option granted July 23, 2007, subject to ISO limitation under Section 422(d) of the Internal Revenue Code. Special vesting: within 5 years from date of grant, 12,500 options will vest when the corporation’s stock price equals or exceeds $20/share for 30 consecutive trading days; and 12,500 will vest when the corporation’s stock price equals or exceeds $22.50/share for 30 consecutive days.

(2)	Incentive stock option granted December 30, 2003, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

(3)	Incentive stock option granted December 30, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

(4)	Incentive stock option granted December 8, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

(5)	Incentive stock option granted May 18, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

(6)	Incentive stock option granted February 23, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

(7)	Incentive stock option granted July 10, 2006, vesting in 5 equal annual installments on the anniversary of grant, subject to limitation under Section 422(d) of the Internal Revenue Code.

Pension Benefits

     The following table shows information about retirement payments and benefits for named executive officers as of December 31, 2007.

Pension Benefits
			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Paul D. Geraghty	HNC Pension Plan	--	-0-	-0-
	Supplemental Employee Retirement Plan	--	-0-	-0-
Demetra M. Takes	HNC Pension Plan	25	$469,672	-0-
	Supplemental Employee Retirement Plan	--	$879,956	-0-
George S. Rapp	HNC Pension Plan	3	$ 41,838	-0-
	Supplemental Employee Retirement Plan	--	-0-	-0-
Michael B. High	HNC Pension Plan	4	$ 85,139	-0-
	Supplemental Employee Retirement Plan	--	$254,259	-0-
Lewis C. Cyr	HNC Pension Plan	--	-0-	-0-
	Supplemental Employee Retirement Plan	--	-0-	-0-
John W. Eisele	HNC Pension Plan	2	-0-	$61,220
	Supplemental Employee Retirement Plan	--	-0-	-0-
____________________

Pension Plan. The corporation is in the process of eliminating a non-contributory funded pension plan for all employees of its subsidiaries over age 21, who have completed 1 year of service and who work a minimum of 1000 hours in the year. Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

The product of (A) and (B), where

(A)	is the sum of:
	(i)	.65% of average compensation, plus
	(ii)	.60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year; and
(B)	is the participant’s years of service as of his normal retirement date, but not in excess of 25 years.

     Covered compensation is a 35-year average of the current and prior Social Security Taxable Wage Bases. Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment. Compensation for pension purposes is limited to $225,000 (for calendar year 2006 the compensation limit was $220,000; for calendar year 2005 the compensation limit was $210,000; for 2004 the compensation limit was $205,000; and for 2003 the compensation limit was $200,000) as required under federal pension law. Total contributions by Harleysville National Bank to the pension plan for the years ending December 31, 2007, 2006, and 2005, were $1,250,000, $1,250,000 and $1,500,000, respectively. As of December 31, 2007, all pension plan accruals were frozen.

Supplemental Executive Retirement Plan. Harleysville Management Services maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit of up to 50% of their average annual compensation upon retirement, offset by 50% of the employee’s social security retirement income, defined pension benefit, and projected income from the employer’s 401(k) matching contributions. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years.

Non-Qualified Deferred Compensation

     None of the named executive officers received any nonqualified deferred compensation during 2007.

401(k) Plan

     The corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under section 401(a) of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following 3 months of service, if they are 21 years of age. They may contribute a maximum (up to IRS dollar limits) of their salary on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. The plan assets, which include the corporation’s stock and other investment options, are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum or in installments.

Potential Payments Upon Termination Or Change In Control

     Payments under each executive's contract as detailed below would be triggered by termination of executive's employment for cause (misconduct for example), good reason, disability, death, voluntary separation absent good reason (as in the case of retirement), involuntary termination absent cause (as in the case of poor performance), and also in the event of a change in control. Good reason is defined as (i) the assignment of duties and responsibilities inconsistent with executive's contracted position, (ii) a reduction in salary or benefits, or (iii) a reassignment that requires executive to move his/her principal office more than 50 miles from the corporation's principal office. The Compensation Committee of the Board shall confirm the reason for separation. All payments are contingent upon the execution of a release, and may be made by either lump sum or monthly installment, except for pension payments which shall be made according to the executive's election under the pension plan.

     Post-termination, each executive is prohibited from competing directly or indirectly with the corporation for a period of 1 year, or two years depending on the contract, within a non-competition area that includes all counties in which the corporation is located, or any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania. Each executive is also prohibited from soliciting corporation customers or employees, and from disclosing confidential or privileged information obtained in the course of employment with the corporation. Each executive acknowledges that all work product belongs to the corporation, and agrees to return any company property or documents obtained in the course of employment with the corporation. Both the corporation and each executive agree to the use of arbitration as the means for resolving contract disputes other than those concerning these restrictions and acknowledgements, which may be litigated.

     The following table shows the potential payments and benefits payable to Paul D. Geraghty, the corporation’s President and Chief Executive Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2007.

	Reason for Separation
					Voluntary,
				Good	absent Good	Change in	Other
Form of Compensation	Death(1)	Disability(2)	Cause	Reason	Reason	Control	Involuntary
Salary/Severance	$0	$172,500	$0	$375,000	$0	$750,000	$375,000
Value of Employee Benefits
Medical	$0	$11,668	$0	$11,668	$0	$23,336	$11,668
Dental	$0	$1,148	$0	$1,148	$0	$2,296	$1,148
Life	$0	$960	$0	$960	$0	$1,920	$960
Disability	$0	$0	$0	$444	$0	$888	$444
Vision	$0	$0	$0	$0	$0	$0	$0
401(k) Match	$0	$3,750	$0	$3,750	$0	$7,500	$3,750
Pension Plan (3)	$0	$0	$0	$0	$0	$0	$0
SERP (4)	$0	$0	$0	$0	$0	$0	$0
Equity (5)
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0
Unexercisable Stock Options	$0(a)	$0(a)	$0	$0(b)	$0(b)	$2,000(c)	$0(b)
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.

(2)	Disability salary payment is 70% times base salary, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.

(3)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2007, payable at normal retirement, age 65.

(4)	Under executive’s employment agreement, the corporation shall enter into a Supplemental Executive Retirement Plan with executive, but the agreement has not yet been executed. Subject to the terms of the anticipated plan, the executive shall not vest in any benefit for the first five years of service, and then 20% per year for the next five years of service. Upon age 65, Mr. Geraghty will receive a retirement benefit equal to 60% of the sum of (i) his previous year’s annual base salary and (ii) an average of the last three years’ bonuses reduced by any qualified retirement or Social Security benefits, and continuing for fifteen (15) years.

(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2007, $14.57.

	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2007, Mr. Geraghty had no vested options.

	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2007, Mr. Geraghty had no vested options.

	c.	Upon change in control, vesting accelerates and all outstanding options become immediately exercisable. As of December 31, 2007, the intrinsic value of all outstanding options, held by Mr. Geraghty, presumed to vest on such event was, $2,000.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Geraghty equal one (1) times his then annual base salary plus continuation of basic health & welfare and retirement benefits for a period of twelve months. Under terms of Mr. Geraghty’s employment agreement, “agreed compensation” equals his annual base salary. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times his then annual base salary plus continuation of health & welfare benefits for a corresponding period of months. There is no provision for payment in the event of his death.

     The following table shows the potential payments and benefits payable to Demetra M. Takes, the President and Chief Executive Officer of Harleysville National Bank, upon a separation of employment under terms of her employment agreement, assuming the event giving rise to such payment occurred on December 31, 2007.

	Reason for Separation
					Voluntary,
				Good	absent Good	Change in	Other
Form of Compensation	Death(1)	Disability(2)	Cause	Reason	Reason	Control	Involuntary
Salary/Severance(3)	$0	$126,972	$0	$309,960	$0	$619,920	$309,960
Value of Employee Benefits
Medical	$0	$4,775	$0	$4,775	$0	$9,550	$4,775
Dental	$0	$335	$0	$335	$0	$670	$335
Life	$0	$960	$0	$960	$0	$1,920	$960
Disability	$0	$0	$0	$444	$0	$888	$444
Vision	$0	$60	$0	$60	$0	$120	$60
401(k) Match	$0	$0	$0	$6,750	$0	$13,500	$0
Pension Plan (4)	$234,836	$469,672	$469,672	$469,672	$469,672	$469,672	$469,672
SERP (5)	$346,717(a)	$0	$0	$141,396(b)	$0(c)	$141,396(d)	$0
Equity (6)
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0
Unexercisable Stock Options	$0(a)	$0(a)	$0	$0(b)	$0(b)	$0(c)	$0(b)
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.

(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.

(3)	Salary/Severance for Ms. Takes does not include the stipend she received during the period she served as Interim Chief Executive Officer of the corporation.

(4)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2007, payable at normal retirement, age 65.

(5)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:

	a.	Death before retirement: Represents annualized first year benefit. The benefit is paid monthly to survivors in the amount of $28,893 per month for the first 12 months following executive’s death; then $14,446 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

	b.	Good Reason: Represents annualized benefit. The benefit is paid monthly as follows: At age 65, the executive receives the deferred vested benefit amounting to $11,783 per month for life, but not less than 120 months.

	c.	Retirement: Not eligible at this time. Monthly retirement benefit is equal to 50% times 1/60th of Ms. Takes’ total annual compensation (including salary, overtime and bonus) from the company for her last 5 consecutive full calendar years of employment immediately preceding her retirement at or after age 65, less ½ of her monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to her 401(k). If she dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to her beneficiary.

	d.	Change in control – Represents annualized benefit. Ms. Takes would be entitled to a deferred vested retirement benefit amounting to $11,783 per month for life, but not less than 120 months. This benefit is payable when Ms. Takes reaches age 65 and calculated on compensation earned only while employed by the company. No benefits are payable if Ms. Takes voluntarily terminates her employment without Good Reason.

(6)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2007, $14.57.

	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	c.	Upon change in control, vesting accelerates and all outstanding options become immediately exercisable. However, as of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Ms. Takes equal one (1) times annual agreed compensation (“agreed compensation for Ms. Takes equals the highest annual base salary under terms of her employment agreement”) plus continuation of basic health & welfare and retirement benefits for a period of twelve months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months. There is no provision for payment in the event of her death.

     The following table shows the potential payments and benefits payable to George S. Rapp, Executive Vice President and Chief Financial Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2007.

	Reason for Separation
					Voluntary,
				Good	absent Good	Change in	Other
Form of Compensation	Death(1)	Disability(2)	Cause	Reason	Reason	Control	Involuntary
Salary/Severance	$0	$46,817	$0	$187,250	$0	$374,500	$187,250
Value of Employee Benefits
Medical	$0	$11,551	$0	$11,551	$0	$23,102	$11,551
Dental	$0	$706	$0	$706	$0	$1,412	$706
Life	$0	$719	$0	$719	$0	$1,438	$719
Disability	$0	$0	$0	$444	$0	$888	$444
Vision	$0	$126	$0	$126	$0	$252	$126
401(k) Match	$0	$0	$0	$0	$0	$0	$0
Pension Plan (3)	$20,919	$41,838	$41,838	$41,838	$41,838	$41,838	$41,838
SERP (4)	$0	$0	$0	$0	$0	$0	$0
Equity (5)
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0
Unexercisable Stock Options	$0(a)	$0(a)	$0	$0(b)	$0(b)	$0(c)	$0(b)
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.

(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.

(3)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2007, payable at normal retirement, age 65.

(4)	Currently not applicable to Mr. Rapp.

(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2007, $14.57.

	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2007, intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	c.	Upon change in control, vesting accelerates and all outstanding options become immediately exercisable. However, as of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Rapp equal 1 times annual agreed compensation (“agreed compensation for Mr. Rapp equals the highest annual base salary under terms of his employment agreement”) plus continuation of basic health & welfare benefits for a period of twelve months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated. There is no provision for payment in the event of his death. In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

     The following table shows the potential payments and benefits payable to Michael B. High, Executive Vice President and Chief Operating Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2007.

	Reason for Separation
					Voluntary,
				Good	absent Good	Change in	Other
Form of Compensation	Death(1)	Disability(2)	Cause	Reason	Reason	Control	Involuntary
Salary/Severance	$74,025	$167,237	$0	$367,481	$0	$1,098,768	$367,481
Value of Employee Benefits
Medical	$0	$14,768	$0	$14,768	$0	$44,304	$14,768
Dental	$0	$0	$0	$0	$0	$0	$0
Life	$0	$960	$0	$960	$0	$2,880	$960
Disability	$0	$0	$0	$444	$0	$1,332	$444
Vision	$0	$0	$0	$0	$0	$0	$0
401(k) Match	$0	$0	$0	$0	$0	$0	$0
Pension Plan (3)	$42,570	$85,139	$85,139	$85,139	$85,139	$85,139	$85,139
SERP (4)	$262,696(a)	$0	$0	$0	$0(b)	$98,776(c)	$0(d)
Equity (5)
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0
Unexercisable Stock Options	$0(a)	$0(a)	$0	$0(b)	$0(b)	$0(c)	$0(b)

(1)	Does not include the proceeds from any employer-paid life insurance policies.

(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.

(3)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2007, payable at normal retirement, age 65.

(4)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:

	a.	Death before retirement: Represents annualized first year benefit. The benefit is paid monthly to survivors in the amount of $21,891 per month for the first 12 months following executive’s death; then $7,662 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

	b.	Retirement: Benefit is contingent upon completion of 5 years of employment. Monthly retirement benefit is equal to 35% times 1/60th of Mr. High’s total annual compensation (including salary, overtime and bonus) from the company for his last 5 consecutive full calendar years of employment immediately preceding his retirement at or after age 65, less ½ of his monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to his 401(k). If he dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to his beneficiary.

	c.	Change in control – Represents annualized benefit. Mr. High would be entitled to a deferred vested monthly retirement benefit amounting to $8,231 per month for life, but not less than 120 months. This benefit is payable when Mr. High reaches age 65 and calculated on compensation earned only while employed by the company.

	d.	Other Involuntary – If Mr. High’s employment is terminated after 5 years of employment but prior to age 65, he would be entitled to a retirement benefit at an accrued rate of 3.5% of his average monthly compensation per years of service.

(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2007, $14.57.

	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

	c.	Upon change in control, vesting accelerates and all outstanding options become immediately exercisable. However, as of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. High equals 1 time annual agreed compensation (“agreed compensation for Mr. High equals the highest annual base salary under terms of his employment agreement plus the highest annual incentive bonus paid to Mr. High during the previous two years”) plus continuation of basic health & welfare benefits for a period of twelve months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated. In the event of his death, Mr. High's base salary will be paid through the end of the Employment Period. In the event of a termination related to a change of control, severance benefits are increased to 2.99 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

     The following table shows the potential payments and benefits payable to Lewis C. Cyr, Executive Vice President and Chief Lending Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2007.

	Reason for Separation
					Voluntary,
				Good	absent Good	Change in	Other
Form of Compensation	Death(1)	Disability(2)	Cause	Reason	Reason	Control	Involuntary
Salary/Severance	$0	$63,850	$0	$210,400	$0	$420,800	$210,400
Value of Employee Benefits
Medical	$0	$14,768	$0	$14,768	$0	$29,536	$14,768
Dental	$0	$1,148	$0	$1,148	$0	$2,296	$1,148
Life	$0	$808	$0	$808	$0	$1,616	$808
Disability	$0	$0	$0	$444	$0	$888	$444
Vision	$0	$207	$0	$207	$0	$414	$207
401(k) Match	$0	$0	$0	$0	$0	$0	$0
Pension Plan (3)	$0	$0	$0	$0	$0	$0	$0
SERP (4)	$0	$0	$0	$0	$0	$0	$0
Equity (5)
Vested Stock Options	$0	$0	$0	$0	$0	$0	$0
Unexercisable Stock Options	$0(a)	$0(a)	$0	$0(b)	$0(b)	$0(c)	$0(b)
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.

(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.

(3)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2007, payable at normal retirement, age 65.

(4)	Currently not applicable to Mr. Cyr.

(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2007, $14.57.

a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. Cyr was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. Cyr was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

c.	Upon change in control, vesting accelerates and all outstanding options become immediately exercisable. However, as of December 31, 2007, the intrinsic value of all outstanding exercisable options held by Mr. Cyr was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2007.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Cyr equal 1 times annual agreed compensation (“agreed compensation for Mr. Cyr equals the highest annual base salary under terms of his employment agreement plus the highest annual incentive bonus paid to Mr. Cyr during the previous two years”) plus continuation of basic health & welfare benefits for a period of twelve months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated. There is no provision for payment in the event of his death. In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

EXECUTIVE EMPLOYMENT AGREEMENTS

Paul D. Geraghty

     In 2007, the corporation and Harleysville National Bank entered into an employment agreement with Paul D. Geraghty, President and Chief Executive Officer, Harleysville National Corporation (the “Geraghty Employment Agreement”).

     The Geraghty Employment Agreement is for a term of 2 years, renewing automatically on the first anniversary of the Agreement and extended for an additional one-year, such that the employment period shall end two (2) years from each renewal date. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans, employee benefit plans, and a Supplemental Executive Retirement Plan, receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. The Geraghty Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (1) returns to work, (2) reaches 65, or (3) dies. If the executive is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, he may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The Geraghty Employment Agreement also contains a non-competition provision and a confidentiality provision.

Demetra M. Takes

     In 1998, the corporation and Harleysville National Bank entered into an employment agreement with Demetra M. Takes, Executive Vice President, Harleysville and President and Chief Executive Officer, Harleysville National Bank (the “Takes Employment Agreement”).

     The Takes Employment Agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. The employment agreement is in the renewal period. Either party must provide at least 180 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans, receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. The Takes Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and she will receive employee benefits and an amount no greater than 70% of her compensation less amounts payable under any disability plan until she (1) returns to work, (2) reaches 65, or (3) dies. If the executive is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, she may receive up to 2.0 times her agreed compensation and may continue participation in employee benefit plans. The Takes Employment Agreement also contains a non-competition provision and a confidentiality provision.

Lewis C. Cyr and George S. Rapp

     Effective June 2006, Harleysville Management Services, LLC, entered into an employment agreement with Lewis C. Cyr upon his employment as Executive Vice President and Chief Lending Officer of the bank and the corporation.

     Harleysville Management Services, LLC, also entered into an employment agreement with George S. Rapp, effective May 2005 and amended December 15, 2006, pursuant to his employment as Executive Vice President and Chief Financial Officer of the bank and the corporation.

     Each agreement is for a term of 2 years, renewing automatically at the end of the two-year period for an additional one-year term. The employment agreements renew automatically at the end of each one-year extension. Either party must provide at least 60 days (90 days in the Rapp Agreement) written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executives will be entitled to participate in annual and long-term incentive plans and employee benefit plans and to receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville. Each executive also receives an automobile allowance, under their respective agreements. According to their agreements, each executive’s employment will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (1) returns to work, (2) reaches 65, or (3) dies. If either executive is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, he may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The agreements also contain a non-competition provision and a confidentiality provision.

Michael B. High

     Effective April 1, 2005, Harleysville Management Services, LLC, entered into an employment agreement with Michael B. High, Executive Vice President and Chief Operating Officer of the corporation and Harleysville National Bank that is (the “High Employment Agreement”).

     The High Employment Agreement is for a term of 3 years and will automatically extend for one additional year at the end of the first three years and on every anniversary of the High Employment Agreement, unless notice to terminate is given 90 days prior to renewal. The executive is entitled to participate in annual and long-term incentive plans and employee benefit plans, receive 4 weeks of vacation each year, and receive a car allowance. The High Employment Agreement will automatically terminate for "Cause," as defined in the agreement, and all rights under the agreement will terminate. The High Employment Agreement will automatically terminate if the executive terminates the agreement for "Good Reason," as defined in the agreement, or is terminated by the corporation without cause and the executive will receive (1) the greater of the compensation he would receive for the remainder of the agreement’s term or one year’s compensation and (2) participation in the corporation’s benefit plans for twelve months. The High Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (1) returns to work, (2) reaches 65, or (3) dies. The High Employment Agreement will automatically terminate upon the death of the executive and any compensation remaining for the term of the agreement will be paid to the executive’s survivors. The High Employment Agreement will automatically terminate upon voluntary termination of the agreement by the executive absent "Good Cause," as defined in the agreement. If the executive is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, the executive may receive up to 2.99 times his agreed compensation and will continue participation in employee benefit plans. The High Employment Agreement contains restrictive covenants precluding the executive from engaging in competitive activities in a certain area and provisions preventing the executive from disclosing proprietary information about the corporation.

EXECUTIVE SEPARATION AGREEMENTS

John Eisele

     Effective June 15, 2007, Harleysville Management Services, LLC, entered into a separation agreement with John W. Eisele who until that date served as Executive Vice President of the corporation and Harleysville National Bank, and President, Millennium Wealth Management and Private Banking, a division of Harleysville National Bank (the "Eisele Separation Agreement"). The Eisele Separation Agreement acknowledged the termination of executive’s Employment Agreement that was dated September 27, 2004 and employment, and his resignation from any officer or director position he had held with the corporation or Harleysville National Bank.

     The material terms of the Eisele Separation Agreement are summarized as follows:

  Mr. Eisele received as his severance package $21,891 per month for 12 months, minus all appropriate withholdings and/or deductions.

  12 months benefit continuation, or the value of benefits that cannot be continued in the group plan, up to a total of $24,222.

  Mr. Eisele agreed to release the corporation and its affiliates and all other releasees as identified in the Agreement from all claims and rights including but not limited to those arising from or based upon his employment, the termination of his employment, the termination of his employment agreement and any related statute or law.

  The corporation agreed to indemnify Mr. Eisele from any legal process in any actions or suits arising out of his service as a director, officer or employee of the corporation subject to certain limitations.

  Mr. Eisele agreed not to disclose any confidential information of the corporation and return any confidential documents and information to the corporation.

  Mr. Eisele agreed to not compete with the corporation in any county in which HNC or any of its subsidiaries does business, or any county contiguous to such a county, including contiguous counties located outside of Pennsylvania for one-year following the termination of his employment. Mr. Eisele also agreed to not contact, solicit or induce any customer, referral source or employee of the corporation to become a customer, referral source or employee of anyone other than the corporation for a period of one year.

Related Party Transactions

     Certain directors and officers of the corporation, their immediate family members and companies with which they are associated, are customers of the corporation’s banking subsidiary, Harleysville National Bank. During 2007, these individuals, family members and companies had banking transactions with Harleysville National Bank in the ordinary course of business. Similar transactions are expected to occur in the future. All loans and loan commitments involved in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of the corporation’s management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Board Regulation O. As of December 31, 2007, loans to executive officers, directors, and their affiliates represented 3.81% of total shareholders’ equity in the corporation.

     Harleysville National Bank has established written policy and procedures for the review, approval and/or ratification of all related party transactions. These transactions are reported to and reviewed by Risk Management and approved and/or ratified by the independent members of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the corporation’s knowledge, there were no delinquent Section 16(a) filings during 2007.

Report of the Audit Committee

     The Audit Committee (“Committee”) oversees the corporation’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under Sarbanes-Oxley Act of 2002.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with the corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls and the overall quality of the corporation’s financial reporting. During fiscal year 2007, the Committee held 12 meetings which included 4 conference calls to review earnings prior to their public release.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
Walter R. Bateman II, Chairman
LeeAnn B. Bergey
Thomas C. Leamer
James A. Wimmer

Independent Registered Public Accounting Firm

     Grant Thornton LLP, Certified Public Accountants, a registered public accounting firm, of Philadelphia, Pennsylvania, served as Harleysville National Corporation’s independent Registered Public Accounting Firm for the 2007 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

  preparation of federal and state tax returns, and
  assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates. Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the fiscal year ending December 31, 2007, were as follows:

Types of Fees	2007	2006
Audit Fees: (1)	$452,841	$350,259
Audit Related Fees: (2)	$ 51,488	$ 37,756
Tax Fees: (3)	$184,640	$144,415
All Other Fees: (4)	-0-	-0-
TOTAL	$688,969	$532,430
____________________

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, Sarbanes-Oxley Sec. 404 certification work, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audit and registration statements.

(2)	Audit related fees consisted principally of audits of employee benefit plans and assistance with matters related to the 2007 Securities and Exchange Commission comment letter.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance and reporting.

(4)	No other fees in 2006.

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent certified public accountants. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent certified public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis. The Audit Committee approved all services provided by Grant Thornton, during 2007 and 2006.

Proposal No. 2

Ratification of Selection of Independent Auditors

     The Audit Committee has approved and appointed Grant Thornton LLP, Certified Public Accountants, a registered public accounting firm, as the corporation’s auditors for the fiscal year ended December 31, 2008, subject to shareholder ratification. The Board of Directors of Harleysville National Corporation has ratified this appointment. Grant Thornton has advised the corporation that none of its members has any financial interests in Harleysville National Corporation.

     Representatives of Grant Thornton will be present at the annual meeting. They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions after the meeting.

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Grant Thornton LLP as the corporation’s auditors for the fiscal year ended, December 31, 2008.

Electronic Distribution

You may choose to receive future distributions of Harleysville’s material (quarterly reports, proxy statements, annual reports, etc.) via e-mail. Please follow your broker instructions to receive Harleysville’s material electronically or you may go to www.hncbank.com, select Investor Information and click on “E-Mail Notification” from the list at the top of the page. After appropriately completing and submitting the form, you will be notified each time new information is released and becomes available on this website. You will be able to view the documents by clicking on “Documents” and following instructions, as prompted. If you need help with this, please call us at (215) 256-8851 and ask for Shareholder Services.

Annual Report

     A copy of the corporation’s annual report for the fiscal year ended December 31, 2007 accompanies this proxy statement. We furnish the annual report for your information only. We have not incorporated the annual report, or any part of the annual report, in this proxy statement.

Legal Proceedings

     In the opinion of the management of the corporation, there are no proceedings pending to which the corporation is a party or to which its property is subject, which, if determined adversely to the corporation, would be material in relation to the corporation’s undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation by government authorities.

Householding

     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

     If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided promptly to you upon request. You may request multiple copies by notifying us in writing or by telephone at:

Harleysville National Corporation
ATTN: Shareholder Services
483 Main Street
P. O. Box 195
Harleysville, PA 19438-0195
Telephone (215) 256-8851 or toll-free @ 800-423-3955

You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials in March of each year by notifying us at the address above.

     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

Discretionary Voting Authority

     In connection with Harleysville’s 2009 annual meeting and pursuant to SEC Rule 14a-4 under the Securities Exchange Act of 1934, if the shareholder’s notice is not received by Harleysville on or before February 4, 2009, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Additional Information

     Any shareholder may obtain a copy of Harleysville National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 800-423-3955. You may also view these documents on our website at www.hncbank.com, select Investor Information, and then click on “Documents/Filings.”

Other Matters

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter E. Daller, Jr.
Chairman of the Board

Date: March 20, 2008

HARLEYSVILLE NATIONAL CORPORATION
483 MAIN STREET
HARLEYSVILLE, PA 19438
ANNUAL MEETING OF SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION Tuesday, April 22, 2008

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Harleysville National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harleysville National Corporation, c/o BROADRIDGE, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HNCOR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HARLEYSVILLE NATIONAL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS B DIRECTORS LISTED BELOW AND FOR PROPOSAL 2.
1.	TO ELECT TWO CLASS B DIRECTORS TO SERVE FOR FOUR-YEAR TERMS:
	01)	Demetra M. Takes
	02)	LeeAnn B. Bergey

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
		For	Against	Abstain

2.	To ratify the selection of Grant Thornton LLP as the corporation's independent auditors for the fiscal year ended December 31, 2008.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Harleysville National Corporation
Annual Meeting - 9:30 a.m.
Breakfast - 8:30 a.m.
April 22, 2008

FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 22, 2008, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation's Shareholder Services Department at 215-513-2305 and help us eliminate unnecessary charges. Thank you.

Directions to Presidential Caterers
2910 DeKalb Pike · Norristown, PA 19401
610-275-7300

     NOTE TO ALL DRIVERS: There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.

******

     From King of Prussia - Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike, the driveway to Presidential will be on your right.
     From Montgomeryville & Lansdale - Take Route 202 South to East Norriton. Turn right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road. Proceed to Germantown Pike and turn left. Second light, Route 202 (DeKalb Pike) turn left. Driveway to Presidential will be on your right.
     From Philadelphia - Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.
     From Main Line - Take 476 North (Blue Route) to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.
     From Willow Grove - Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.

HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, Chief Compliance Officer and Louis P. Spinelli, Executive Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 22, 2008, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 22, 2008, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.
You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.
Please be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card.
For your convenience, enclosed are directions to Presidential Caterers.

Name
(Please Print)
Name
(Please Print)

☐	Yes, I will join you for breakfast and the Annual Meeting at Presidential Caterers, Tuesday, April 22, 2008.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL
First Class Permit No. 12 Harleysville, PA 19438
POSTAGE WILL BE PAID BY ADDRESSEE

ATTN: ASSISTANT CORPORATE SECRETARY HARLEYSVILLE NATIONAL CORP PO BOX 195 HARLEYSVILLE PA 19438-9987